FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CANADIAN SOLAR INC.
(Exact name of registrant as specified in its charter)

Canada (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
Xin Zhuang Industry Park,
Changshu, Suzhou
Jiangsu 215562
People’s Republic of China
(86-512) 6269-6010
(Address, including ZIP Code
of registrant’s of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on
to be so registered	which each class is to be registered
Common Shares, no par value	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-138144
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities being registered is set forth under “Description of Share Capital” in the registrant’s Registration Statement on Form F-1 (Registration No. 333-138144), originally filed with the Securities and Exchange Commission on October 23, 2006, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference.
Item 2. Exhibits
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CANADIAN SOLAR INC.
Dated: October 24, 2006	By:	/s/ Shawn Qu
Shawn Qu
Chairman, President and Chief Executive Officer